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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) May 13, 1997



                            Ticketmaster Group, Inc.
             (Exact name of registrant as specified in its charter)




   Illinois                        0-21631                       36-3597489
(State or other                  (Commission                    (IRS Employer
jurisdiction of                 File Number)                 Identification No.)
incorporation)


    8800 Sunset Boulevard, West Hollywood, CA                         90069
   (Address of principal executive offices)                       (Zip Code)



        Registrant's telephone number, including area code (310)360-6000



                                  N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Pursuant to an Agreement of Purchase and Sale of Stock dated as of May 13, 1997, Ticketmaster Group, Inc. (the "Registrant"), through its wholly-owned subsidiary, Ticketmaster Canada Acquisition Limited, a Canada corporation (the "Acquisition Subsidiary"), acquired all of the issued and outstanding shares of capital stock (the "Acquisition") of Ticketmaster Canada Holdings Ltd., a British Columbia, Canada corporation ("TCH"), from the then existing shareholders of TCH (the "Selling Shareholders"). TCH is engaged, through its operating subsidiaries, in the automated ticket selling business for sports and other entertainment events taking place in the Canadian Provinces of British Columbia, Ontario, Alberta and Manitoba using the Registrant's software system and marks pursuant to licenses previously granted by the Registrant.

         The aggregate purchase price paid by the Registrant to the Selling Shareholders in connection with the Acquisition was Cdn. $44,650,000 (approximately U.S. $32,350,000) consisting of (i) Cdn. $20,324,978.82 in cash and (ii) 1,115,531 Class B Shares of the Acquisition Subsidiary (which, for purposes of the Acquisition, were valued at U.S. $14.50 per share), of which Cdn. $2,000,010.84 and 99,935 Class B Shares were deposited in escrow to secure certain indemnification obligations of the Selling Shareholders. Upon the occurrence and satisfaction, as applicable, of certain specified events and conditions relating to the operations of TCH, the purchase price will be increased by approximately 12.3%, payable on May 1, 1998 one-half in cash and one-half in Class B Shares of the Canadian Subsidiary, 10% of which may be subject to deposit in the aforesaid escrow under certain circumstances.

         The Class B Shares of the Acquisition Subsidiary are non-voting, non-participating shares of the Acquisition Subsidiary which track the shares of Common Stock of the Registrant, and the Selling Shareholders have the right, at any time, to exchange their Class B Shares for shares of Common Stock of the Registrant on a one-for-one basis, subject to adjustment. The Registrant has the right to require the Selling Shareholders to exchange their Class B Shares for shares of Common Stock of the Registrant at any time on or after January 1, 2001, or earlier if certain specified events occur. The purchase price was determined, pursuant to arms' length negotiations, as a multiple of average earnings from the ticketing and ticketing related businesses of TCH's operating subsidiaries before interest, taxes, depreciation and amortization for the fiscal years ended February 29, 1996 and February 28, 1997, with agreed upon adjustments. Of the cash portion of the purchase price paid at closing, U.S. $10,000,000 was borrowed under the Registrant's existing credit facility.





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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) and (b) The requisite financial information pertaining to the Acquisition will be filed under cover of Form 8-K/A as soon as practicable, and in any event not later than 60-days after the date by which this Form 8-K is required to be filed.

         (c)  The following exhibits are filed herewith:

              Item No.                          Description
              --------                          -----------
               2.1                              Agreement of Purchase
                                                and Sale of Stock,
                                                dated as of May 13,
                                                1997, among the
                                                Registrant, TCH and
                                                certain other parties

              99.2                              Press Release,
                                                dated May 15, 1997

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        TICKETMASTER GROUP, INC.




May 28, 1997                            By: /s/ PETER B. KNEPPER
                                            -------------------------------
                                            Peter B. Knepper, Senior Vice
                                            President and Chief Financial
                                            Officer